UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2005

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 6, 2005, Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), Sunstone Hotel Partnership, LLC and Sunstone Hotel Investors, L.L.C., WB Hotel Investors, LLC and Sunstone/WB Hotel Investors IV, LLC (the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup”), acting as representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 3,000,000 shares of common stock and the Selling Stockholders agreed to sell to the Underwriters 7,592,000 shares of common stock and granted the Underwriters a 30-day option to purchase up to an additional 1,588,800 shares of common stock to cover overallotments, if any. On June 10, 2005, the Company and the Selling Stockholders completed the sale of all such shares of common stock to the Underwriters, including the shares covered by the 30-day option.

On June 7, 2005, the Company amended its Term Credit Agreement, dated as of October 26, 2004, among the Company, Sunstone Hotel Partnership, LLC and the agents and lenders named therein. Pursuant to the amendment, the borrowing rate was reduced from LIBOR + 4.00% to LIBOR + 2.25%. Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley acted as Joint Lead Arrangers for this transaction. A copy of the amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Term Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: June 10, 2005	By:	/s/ JON D. KLINE
Jon D. Kline
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Term Credit Agreement.